                                                                      Exhibit 21

                           DIRECT GENERAL CORPORATION

                           SUBSIDIARIES OF REGISTRANT


         The following is a list of subsidiaries of Direct General Corporation at March 12, 2004. All corporations are subsidiaries of Direct General Corporation and, if indented, subsidiaries of the company under which they are listed.

Name of Company                                                        Incorporated
---------------                                                        ------------
Direct Insurance Company                                                   TN
Direct General Insurance Co. of Louisiana                                  LA
Direct General Insurance Company                                           SC
         Direct Life Insurance Company                                     GA
         Direct General Insurance Company of Mississippi                   MS
         New York Life and Health Insurance Company                        DE
Direct General Insurance Agency, Inc.                                      AR
Direct General Agency of Georgia, Inc.                                     GA
Direct General Agency of Kentucky, Inc.                                    KY
Direct General Insurance Agency of Louisiana, Inc.                         LA
Direct General Insurance Agency, Inc.                                      MS
Direct General Insurance Agency of North Carolina, Inc.                    NC
Direct General Insurance Agency of South Carolina, Inc.                    SC
Direct General Insurance Agency, Inc.                                      TN
Direct General Insurance Agency of Tennessee, Inc.                         TN
Direct General Insurance Agency, Inc.                                      TX
Direct General Financial Services, Inc.                                    TN
Direct Administration, Inc.                                                TN
Direct Adjusting Company, Inc.                                             TN
Direct General Consumer Products, Inc.                                     TN


         The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.